Exhibit 10.31

BOLLORE S.A.
ODET-29 500
COMMUNE D’ERGUE GABERIC
RCS QUIMPER B 304 827 900

North Atlantic Operating Company Inc.
257 Park Avenue South
NEW YORK
NY 10010

June 19, 2002

Gentlemen,

Reference is made to the Amended and Restated Distribution and Licence Agreement dated as of November 30, 1992 between us relating to the distribution of Zig-Zag cigarette paper booklets in the United States ( the «U.S. Agreement») and Canada (the « Canadian Agreement ») each as amended by a Restated Amendment dated June 25, 1997 and Amendments dated respectively October 22, 1997, October 7, 1999 and October 20, 1999 (collectively the « Agreements »).

This will confirm our agreement to amend the Agreements as of July 1,2002 as follows :

1	The U.S. Agreement shall be amended by replacing Schedule E to such agreement and substituting in lieu thereof Schedule E to the present amendment and the Canadian Agreement shall be amended by replacing Schedule C to such Agreement and substituting in lieu thereof Schedule C to the present Amendment.

2	The U.S. Agreement shall be amended by adding Schedule H hereto as Schedule H to the U.S. Agreement and the Canadian Agreement shall be amended by adding Schedule I hereto as Schedule E to the Canadian Agreement.

3	A. Section 1 (a) of the U.S. Agreement shall be amended to read in its entirety as follows :

« (a) On the terms and subject to the conditions of this Agreement, Bolloré hereby grants to the Distributor for the term of this Agreement ( as defined in Section 6 ) the exclusive right to purchase the cigarette paper booklets sold under the trademark « Zig-Zag » listed on Schedule A ( the « Products » ) and the filter tubes, injector machines and filter tips sold under the Trademark « Zig-Zag » listed on Schedule H (the « Accessory (ies)») from Bolloré for resale in the fifty United States and the District of Columbia and its territories, possessions and foreign military bases ( the « Territory »).

During the term of this Agreement, Bolloré shall not sell the Products and the Accessories to any person or company in the Territory other than Distributor and, except as expressly provided in this Agreement, Bolloré shall sell to the Distributor the quantities of the Products and the Accessories required by the Distributor ».

B. Section 1 (a) of the Canadian Agreement shall be amended to read in its entirety as follows:

« (a) On the terms and subject to the conditions of this Agreement, Bolloré hereby grants to the Distributor for the term of this Agreement ( as defined in Section 6 ) the exclusive right to purchase the cigarette paper booklets sold under the trademark « Zig-Zag » listed on Schedule A ( the « Products » ) and the filter tubes, injector machines and filter tips sold under the Trademark « Zig-Zag » listed on Schedule E (the « Accessory (ies)») from Bolloré for resale in the Dominion of Canada (the « Territory »).

During the term of this Agreement, Bolloré shall not sell the Products and the Accessories to any person or company in the Territory other than Distributor and, except as expressly provided in this Agreement, Bolloré shall sell to the Distributor the quantities of the Products and the Accessories required by the Distributor ».

4	The Agreements shall be amended by adding the words « and the Accessories » immediately after the words « the Products » as follows :

	–	in Section 1 (b) :	first paragraph line 3 ;
second paragraph line 3, 5 and 6 ;
third paragraph line 2, 4 and 10 ;

	–		in Section 1 (c) : line 9 ;

	–		in Section 1 (d) : line 3 ;

	–		in Section 1 (e) : line 4 and 16 ;

	–		in Section 2 : first paragraph, line 4 ;

	–		in Section 8 : first paragraph, line 2 (U.S. Agreement) ; in Section 7 : first paragraph, line 2 (Canadian Agreement) ;

	–		in Section 9 (a) : fifth line (U.S. Agreement) ; in Section 8 : fifth line (Canadian Agreement).

5	The Agreements shall be amended by adding the words «or Accessories» immediately after the word « Products » as follows :

	–		in Section 1 (b) : third paragraph line 6;

	–		in Section 2 : first paragraph line 9 ;

	–		in Section 3 (c) : line 8 ;

	–		in Section 3 (c) : line 19 (U.S. Agreement) ; line 18 (Canadian Agreement) ;

	–		in Section 6 (d): line 15;

	–		in Section 9 (d) : line 9 (U.S. Agreement) ; in Section 8 (d) : line 9 (Canadian Agreement) ;

6	The Agreements shall be amended by adding the words «and Accessories» immediately after the word « Products » as follows :

	–		in Section 1 (b) : first paragraph line 6 ;

	–		in Section 1 (e) : line 10 ;

	–		in Section 2 : first paragraph line 1, 2 and 6 ;

	–		in Section 3 (e) : line 10.

7	The Agreements shall be amended by adding the words: « or Accessory » immediately after the word « Product » as follows :

	–	in Section 2 :	second paragraph line 3 ;
third paragraph line 2 and 6 ; fourth paragraph line 4 and 7 ;

	–		in Section 3 (c) : line 2 and 9.

8	The Agreements shall be amended by adding the words « and Accessory » immediately after the words «the Product » as follows :

	–		in Section 3 (e): line 6 and 8 (U.S. Agreement); line 6 and 7 (Canadian Agreement).

9	The Agreements shall be amended by adding the words « or the Accessory » immediately after the words « the Product » as follows :

	–		in Section 3 (a) : line 2.

10	The Agreements shall be amended by adding the words: « or the Accessories » immediately after the words : « the Products » as follows :

	–		in Section 2 : fifth paragraph line 2 ;

	–	in Section 8 : second paragraph line 3 and 8 (U.S. Agreement) ; in Section 7 : second paragraph, line 3 and 8 (Canadian Agreement);

	–	in Section 9 (a): line 7, 8 and 12 (U.S. Agreement): Section 8 (a): line 7, 8 and 12 (Canadian Agreement).

11	The Agreements shall be amended by replacing the word «Products» by the word « products » as follows :

	–	in Section 2 : first paragraph line 24.

12	A. Section 3 (b) of the U.S. Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

	« (b) (i)	From January 1, 1995, through December 31, 2004, the prices set forth on Schedule A shall be adjusted as of the first day of each year by a percentage equal to the percentage increase in the United States Consumer Price Index of the Northeast urban region during the 12 month period ended August 31 of the immediately preceding year. The foregoing percentage increase shall also apply to the amount of the Price reduction referred to in Schedule A.

	(ii)	The prices to be charged by Bolloré to the Distributor for the Accessories shall initially be the prices set forth in Schedule H, which shall remain in effect until December 31, 2002. From January 1, 2003 through December 31, 2004 the prices set forth in Schedule H shall be adjusted as of the first day of each year by a percentage equal to the percentage increase in The United States Consumer price index for the Northeast urban region during the 12 month period ended August 31 of the immediately preceding year. »

B. Section 3 (b) of the Canadian Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

	« (b) (i)	From January 1, 1995, through December 31, 2004, the prices set forth on Schedule A shall be adjusted as of the first day of each year by a percentage equal to the percentage increase in the Canadian Consumer Price Index during the 12 month period ended August 31 of the immediately preceding year. The foregoing percentage increase shall also apply to the amount of the Price reduction referred to in Schedule A.

	(ii)	The prices to be charged by Bolloré to the Distributor for the Accessories shall initially be the prices set forth in Schedule E, which shall remain in effect until December 31, 2002. From January 1, 2003 through December 31, 2004 the prices set forth in Schedule E shall be adjusted as of the first day of each year by a percentage equal to the percentage increase in The Canadian Consumer price index during the 12 month period ended August 31 of the immediately preceding year. »

13	The following Section 3 shall be added to the U.S. Agreement as Section 3 (h) and to the Canadian Agreement as Section 3 (g) :

« (h)

Notwithstanding anything to the contrary in this Agreement, if at any time the price received by Bolloré under this Agreement for any type of Accessory fails to cover Bolloré’s costs ( e.g. cost of purchase from a third party manufacturer, manufacturing costs- in case Bolloré is the manufacturer of such Accessory-, transportation, taxes, warehousing and the like) for such Accessory, Bolloré may give notice to the Distributor to such effect and thereby implement this Section (the « Accessory Adjustment Notice ») in which event the parties shall promptly negotiate in good faith to determine if they can agree on an adjustment to the price being charged under this Agreement mutually acceptable to the parties. If the parties fail to reach an agreement within 30 days of the delivery of the Accessory Adjustment Notice, the Distributor shall have the right, subject to the conditions below, to contract with an alternate supplier reasonably acceptable to Bolloré (« Accessory Alternate Supplier ») to manufacture and supply the said type of Accessory to the Distributor, in which event Bolloré shall, pursuant to Section 9 (a) as supplemented by this Section 3 (h) (Section 8 (a), and 3 (g) for the Canadian Agreement) be deemed to have granted a licence to the Distributor to permit such manufacture of the Accessory by the Accessory Alternate Supplier for the sole account of the Distributor for such period as the Distributor shall be entitled to purchase from such Accessory Alternate Supplier in accordance with this Agreement.

Such licence shall be granted against payment by the Distributor to Bolloré of a royalty of 10 % of the price paid by the Distributor for the purchase of said Accessory. Such royalty shall be payable every quarter. The Distributor shall within sixty days after the end of each fiscal quarter ( i.e. on March 31, June 30, September 30, December 31) provide a statement to Bolloré giving full particulars of the sales of said Accessory during the preceding quarter showing the quantity of such Accessories sold, the price charged, the cost of insurance and freight and the royally due and if more than one type of Accessory is concerned, showing such information for each type, together with any other particulars as Bolloré may reasonably require and shall pay the royalties to Bolloré at the same time as rendering such statement.

The Distributor shall keep separate, detailed true and accurate books and records of all sales of the Accessories to enable Bolloré to check the accuracy of the information contained in the statements rendered under the foregoing and Bolloré shall be entitled to inspect the same by its authorised representative or representatives during business hours and to take copies or extracts from such books and records; such inspection shall be at Bolloré expenses except if a discrepancy of more than 5 % is found in which case the inspection shall be at Distributor’s expenses.

During the 30-day period following the delivery of the Accessory Adjustment Notice, and for up to an additional 3 months thereafter, if no agreement on a price adjustment has been reached, Bolloré shall continue to supply the Distributor under this Agreement to enable the Distributor to retain an Accessory Alternate Supplier. After such additional 3 month period, or at such earlier date as an Accessory Alternate Supplier shall have commenced supplying the said type of Accessory to the Distributor, Bolloré may cease supplying the Distributor hereunder, with no further liability to Bolloré to supply the Distributor with such Accessory under this Agreement ( unless Bolloré shall elect to continue supplying the Distributor pursuant to the provisions of this Section 3 (h) as set forth below).

The parties rights under this Section 3 (h) (Section 3 (g) for the Canadian Agreement) shall be subject to the following :

(i)	The Distributor shall give Bolloré not less than 10 days prior notice of the identity of, and the terms offered by, the Accessory Alternate Supplier and Bolloré shall have the right, exercisable by notice given within such 10 days period, to agree to supply the Distributor under this Agreement for the same price terms offered by the Accessory Alternate Supplier in which event the Distributor shall not retain the Accessory Alternate Supplier, and Bolloré shall continue to exclusively supply the Distributor under this Agreement but on such price terms (the « Accessory Match Right ») until the next Price Negotiation Period ;

(ii)	Pursuant only to the terms of this Section 3 (h) (Section 3 (g) for the Canadian Agreement), the Distributor shall notify Bolloré of any change in price terms (not the result of changes due to the automatic operation of a specific price formula which was part of the original price terms) by the Accessory Alternate Supplier within 5 Business days of the Distributor being notified thereof and Bolloré shall have an Accessory Match Right for 5 business days following receipt of such notice in connection therewith ;

(iii)	If the Distributor is being supplied by an Accessory Alternate Supplier pursuant to this Section 3 (h) (Section 3 (g) for the Canadian Agreement), Bolloré shall have the right, prior to or during any subsequent Price Negotiation Period, to notify the Distributor that it intends to commence shipping said Accessory hereunder again (as of either (x) the date such Price Negotiation Period commences or (y) the date final agreement is reached or an arbitration award is issued with respect to prices under Section 3 (d) and to exercise its right to negotiation and, if necessary, arbitrate a new price structure pursuant to Section 3 (d) above, in which event, thereafter Bolloré shall supply, and the Distributor shall purchase, such Accessory in accordance with the prices in effect pursuant to the terms of this Agreement, adjusted as may be required by such arbitration award or agreement as provided in Section 3 (d), subject to the right of Bolloré to give an Accessory Adjustment Notice under this Section again at a later time ; and

(iv)	Any agreement between the Distributor and an Accessory Alternate Supplier shall not contain provisions which prevent the Distributor from complying with this Section ».

14	The following shall be added in Section 3 (f) of the U.S. Agreement:

« Bolloré shall also establish and maintain a two-month supply of Accessories at a bonded warehouse in the United States on the same terms and pursuant to the same procedures as apply to the Supply Amount of Products under this paragraph. For the calendar year 2002 and 2003, the amount of Accessories shall be as set forth in Schedule 2 ».

15	The U.S. Agreement and the Canadian Agreement shall be amended by adding the words : « an Accessory Alternate Supplier » after the words « Alternate Supplier » in Section 5 (a) (i) line 5.

16	The U.S. Agreement shall be amended by adding the words «3 (h) » after the words « Section 3 (g) » in Section 8, second paragraph line 2 and the Canadian Agreement shall be amended by adding the words « 3 (g) » after the words « Section 3 (f) » in Section 7, second paragraph line 2..

17	Section 9 (c) (i) of the U.S. Agreement and 8 (c) (i) of the Canadian Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

« (c) Quality Control. (i) The Distributor shall at all times maintain the quality standards set forth by Bolloré for all goods and services in connection with which the Marks are used, except that if an Alternate Supplier, an Accessory Alternate Supplier or the Distributor is permitted to manufacture Products or Accessories under this Agreement, the quality standards shall be determined in accordance with the next two sentences. In the event that an Alternate Supplier, an Accessory Alternate Supplier or the Distributor is permitted to manufacture under this Agreement, Bolloré shall supply the Distributor with a set of specifications for the manufacture of the Product or the Accessory concerned within 8 business days of Bolloré’s Adjustment Notice under Section 3 (g) (3 (f) for the Canadian Agreement) or Accessory Adjustment Notice under Section 3 (h) (3 (g) for the Canadian Agreement), Discontinuance Notice or Accessory Discontinuance Notice (as hereafter defined) under Section 10 (b) (9 (b) for the Canadian Agreement), or the occurrence of a Disruption Event (as hereafter defined) under Section 10 (a) (9 (a) for the Canadian Agreement), which specifications shall be the same as those used by Bolloré for the year immediately prior to the notice or event. The Distributor shall submit to Bolloré, for its written approval, samples of any Product or Accessory to be manufactured by an Alternate Supplier, an Accessory Alternate Supplier or the Distributor and if Bolloré and the Distributor are unable to agree whether such samples meet the specifications within two business days, then the parties shall submit the samples to an Independent Evaluator (selected in accordance with the procedure set forth in Section 2) who shall determine whether or not such samples meet specifications within two business days and whose determination shall be binding on the parties. The Distributor agrees to cooperate with Bolloré to ensure preservation of the goodwill associated with the Marks and to comply in all material respects with all applicable laws and regulations pertaining to the goods and services in connection with which the Marks are used. All use of the Marks shall conform to the image and reputation associated therewith. »

18	The following shall be added as Section 9 (g) to the U.S Agreement and Section 8 (g) to the Canadian Agreement: “Bolloré agrees that the products sold to the Distributor will have the same quality standards at the products sold to the Distributor when Bolloré owned the Perpignan facility”.

19	A. The first sentence of Section 9 (e) of the U.S. Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

« (e) Representation and Warranty. Bolloré hereby represents and warrants to the Distributor that it is the owner of the Marks for use in connection with cigarette paper, filter tubes, injector machines and filter tips and is the owner of U.S. registration n° 610, 530 - 1,127, 946 - 1, 247, 856, 2169549, 2169540, 2309274, 2309438, 2380641, 2382585 and application n° 75/664349 therefor. »

B. The first sentence of Section 8 (e) of the Canadian Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

«(e) Representation and Warranty. Bolloré hereby represents and warrants to the Distributor that it is the owner of Canadian Registration n° UCA44319 for the Mark « Zig Zag » and TMA 278058, TMA 521681, NFLD 00 1627 for the head design for use in connection with cigarette paper, filter tubes, injector machines and filter tips in Canada, and applications 884 503, 1 027 893 and 1 027 894 therefor».

20	Section 10 (a) and (b) of the U.S. Agreement and 9 (a) and (b) for the Canadian Agreement shall be deleted in its entirely and the following shall be inserted in lieu thereof:

«10 (9 for the Canadian Agreement) - Interruption in Supply; Permanent Discontinuances

(a) If Bolloré is unable to furnish some or all of the Distributor’s requirements for Products or Accessories for any reason, other than (i) Bolloré’s inability to furnish Products or Accessories requested by the Distributor which exceed the quarterly or monthly maximums set forth in the last sentence of Section 3 (e) (ii) the application of the second paragraph of Section 3 (g) (3 (f) for the Canadian Agreement) or (iii) the application of the fourth paragraph of Section 3 (h) (3 (g) for the Canadian Agreement) (a « Disruption Event »), then the performance of the obligations of Bolloré shall be suspended during the continuance of any Disruption Event and shall be resumed promptly upon the cessation of the Disruption Event. During a Disruption Event, the Distributor shall be entitled to substitute other equivalent product of like quality to the extent its requirements are not being filled by Bolloré, subject to the provisions of Section 9 (c) (8 (c) for the Canadian Agreement) above , with an Alternate Supplier or an Accessory Alternate Supplier (as the case may be), and Bolloré may, at its option, select the Alternate Supplier or Accessory Alternate Supplier who shall be reasonably satisfactory to the Distributor. In such event, Bolloré shall, but only in relation to the Products, reimburse the Distributor for the cost of the substituted product from such alternate sources to the extent it exceeds the current purchase price of the Product (the « Price Differential Payment »).

(b)  (i)    In the event that Bolloré decides to discontinue its cigarette paper manufacturing operations permanently without assigning its rights to the « Zig-Zag » mark and this Agreement to a third party as described in the second sentence of the second paragraph of Section 14 (a) (12 (a) for the Canadian Agreement), it shall provide the Distributor with written notice of such decision (« Discontinuance Notice ») at least 180 days prior to the effective date of such discontinuance, and the Distributor shall be permitted to manufacture or permit others to manufacture the Products for the Distributor’s account pursuant to Section 9 (8 for the Canadian Agreement) hereof, with an Alternate Supplier. After such 180-day period, Bolloré may discontinue its operation with no further liability to ship the Products to the Distributor hereunder or to pay the price Differential Payment.

(ii)	In the event that Bolloré decides to discontinue either to sell or to manufacture any type of Accessory permanently without assigning its rights to the « Zig-Zag » mark and this Agreement to the third party as described in the second sentence of the second paragraph of Section 14 (a) (12 (a) for the Canadian Agreement), it shall provide the Distributor with written notice of this decision (« Accessory Discontinuance Notice ») at least 180 days prior to the effective date of such discontinuance., and the Distributor shall be permitted to manufacture or permit others to manufacture the said Accessory for the Distributor’s account pursuant to Section 9 (8 for the Canadian Agreement) hereof, with an Accessory Alternate Supplier. After such 180-day period, Bolloré may discontinue its operation with no further liability to ship the said Accessory to the Distributor hereunder.»

21	The Definition of Investment Competitive Activities, Investment Competitor, Purchasing Competitive Activities and Purchasing Competitor in Section 11 of the U.S. Agreement and Section 10 of the Canadian Agreement shall be amended and replaced by the following definitions :

« Investment Competitive Activities » shall mean manufacturing, selling, distributing, marketing or otherwise promoting in the Territory cigarette paper booklets, filter tubes, injector machines or filter tips.

« Investment Competitor » shall mean any Entity that directly or indirectly manufactures, sells, markets, distributes or otherwise promotes cigarette paper booklets, filter tubes, injector machines or filters tips in the Territory; owns directly or indirectly 20% or more of an Equity Interest of any class in any other Investment Competitor; or which has the right to appoint a majority of the members of the Board of Directors of an Investment Competitor or its Parent.

« Purchasing Competitive Activities » shall mean manufacturing, selling, distributing or otherwise promoting in the Territory cigarette paper, cigarette paper booklets, filter tubes, injector machines or filter tips.

« Purchasing Competitor » shall mean any Entity that, directly or indirectly, manufactures, sells, markets, distributes or otherwise promotes cigarette paper, cigarette paper booklets, filter tubes or filter tips in the Territory ; owns directly or indirectly more than a 20% Equity interest in any other Purchasing Competitor or which serves as a director or officer or which has the right to appoint an officer or director to the Board of Director of a Purchasing Competitor or its Parent, other than the ownership of an Equity Interest in the Distributor, its Subsidiaries, or the Sole Parent.

22	The following paragraph shall be added to Section 5 (a) (i) of the Distribution Agreement:

« Notwithstanding the foregoing, the Distributor shall have the right to sell, market, distribute or otherwise promote filter tubes under a trademark other than the Zig Zag trademark provided such tubes are supplied by Bolloré on the same terms and conditions as provided under this Distribution Agreement, and provided the trademark is owned by Bolloré. »

23	Except as set forth in this Amendment the terms and provisions of the U.S. Agreement and Canadian Agreement shall remain in full force and effect.

24	Each of the parties represents and warrants to the other that this amendment has been duly authorized by all necessary corporate action and that any consent required by either party in connection with the Amendment have been obtained by such party. Please sign in the space below to indicate your agreement with the foregoing.

Very truly yours,

/s/ Cédric Bolloré
Cédric Bolloré
Director, Industrial Divisions

/s/ Thomas F. Helms Jr.
Chairman And CEO
Agreed to and accepted
North Atlantic Operating Company Inc.

SCHEDULE H

Tubes

These prices include all requested improvements on tubes packaging, i.e. cellowrapping boxes by 5, stiffer cardboard box, stiffer master case, clear tape closing strip.

Product Code	Product Name	Price in euro/case

TUZZ/100/US	KS Tube in 100’	38.62
TUZZ/200/US	KS Tube in 200’	34.07
TUZZ/100/US/VEN	KS Light Tube in 100’	44.09
TUZZ/200/US/VEN	KS Light Tube in 200’	40.36
TUZZ/200/US/VENC	KS Light in 200’ with coupon	41.01
TUZZ/200/US/UL	KS Ultralight Tube in 200’	45.45

Product Code[1]	Product Name	Price in U.S.D / case
00 770	100 mm full flavour tubes in 200 count + $ 1,00 off coupon in each carton	60.83
00 635	100 mm light tubes in 200 count + $ 1.00 off coupon in each carton	60.83

Injectors

These prices are for an injector with NAOC packaging specifications, including individual plastic box, instruction sheet, cardboard insert, extra nozzle, box of 6 injectors, mater case of 4 boxes.

Product code	Product name	Price in euro per case

MTZZKS/4/6/US	KS Injector	43.92
MTZZ100/4/6/US	100 mm Injector	55.12

Filter tips

Regular Acetate tips in soft poaches of 100 tips:	9.63 € per box of 30 poaches
Slim Acetate tips in soft poaches of 100 tips:	10.48 € per box of 34 poaches

Each case contains 8 boxes of filter tips.

[1]	Those two products (00 770 and 00 635) shall be included in this Agreement for so long only as significant manufacturer make such products available at market price

APPENDIX 1

Tubes

These prices include all requested improvements on tubes packaging, i.e. cellowrapping boxes by 5, stiffer cardboard box, stiffer master case, clear tape closing strip.

Product Code	Product Name	Price in euro/case

TUZZ/100/US	KS Tube in 100’	38.62
TUZZ/200/US	KS Tube in 200’	34.07
TUZZ/100/US/VEN	KS Light Tube in l00’	44.09
TUZZ/200/US/VEN	KS Light Tube in 200’	40.36
TUZZ/200/US/VENC	KS Light in 200’ with coupon	41.01
TUZZ/200/US/UL	KS Ultralight Tube in 200’	45.45

Product Code [1]	Product Name	Price in U.S.D / case
00 770	100 mm full flavour tubes in 200 count + $ 1,00 off coupon in each carton	60.83
00 635	100 mm light tubes in 200 count + $ 1.00 off coupon in each carton	60.83

Injectors

These prices are for an injector with NAOC packaging specifications, including individual plastic box, instruction sheet, cardboard insert, extra nozzle, box of 6 injectors, mater case of 4 boxes.

Product code	Product name	Price in euro per case

MTZZKS/4/6/US	KS Injector	43.92
MTZZ100/4/6/US	100 mm Injector	55.12

Filter tips

Regular Acetate tips in soft poaches of 100 tips:	9.63 € per box of 30 poaches
Slim Acetate tips in soft poaches of 100 tips:	10.48 € per box of 34 poaches

Each case contains 8 boxes of filter tips.

[1]	Those two products (00 770 and 00 635) shall be included in this Agreement for so long only as significant manufacturer make such products available at market price

SCHEDULE C

TRADEMARKS

Mark / Goods	Appln. No. Reg. N°	Date Reg. Applied For	Current Record Owner

Zig-Zag / Cigarette Papers	UCA44319	08/15/1952	Bolloré

Design Only / Cigarette Papers	278058	03/25/1983	Bolloré

Smoking Man Design / Cigarette Papers	521681	01/18/2000	Bolloré

Zig-Zag and Design / Cigarette Papers	1627	12/28/1928	Bolloré

Design Only / Pocket Machines for rolling cigarettes, Cigarette Rolling Machines, Cigarette Lighters (not of precious metals), Pocket Machines for filling cigarettes, and Filter Tips for cigarettes	1027893	09/03/1999	Bolloré

ZIG ZAG / Pocket Machines for rolling cigarettes, Cigarette Rolling Machines, Cigarette Lighters (not of precious metals), Pocket Machines for filling cigarettes, and Filter Tips for cigarettes	1027984	07/15/1999	Bolloré

ZIG-ZAG / Cigarette Paper Tubes	0884503	07/15/1998	Bolloré

SCHEDULE E

TRADEMARKS

Mark/Goods	Appln. No. Reg. N°	Date Reg./ Date Reg.	Current Record Owner

Zig-Zag Cigarette Paper	1,127,946	12/18/1979	Bolloré

Zig-Zag Cigarette Paper	610,530	08/16/1955	Bolloré

Design Only / Cigarette Papers	1,247,856	08/09/93	Bolloré

Smoking Man Design / Cigarette Papers	2,169,549	06/30/1998	Balloré

Smoking Man in Circle Design / Cigarette Papers	2,169,540	06/30/1993	Bolloré

Zig-Zag / Cigarette Lighters (not of precious metals), Pocket Machines for Rolling Cigarettes, Cigarette Tubes and Pocket Machines for Filling CigaretteTubes	2,309,274	01/18/2000	Bolloré

Zig-Zag/ Filter Tips for cigarettes	2,309,438	01/18/2000	Bolloré

Smoking Man Design / Filter Tips for cigarettes	75/664,349	03/19/1999	Bolloré

Design Only / Cigarette Lighters not of precious metal, Cigarette Tubes, Pocket Machines for rolling cigarettes and filling cigarette tubes	2,380,641	08/29/2000	Bolloré

Smoking Man in Circle W/Leaves design Clothing, namely t-shirts, baseball shirts, jackets, caps, nightshirts, sweatshirts, shorts	2,382,585	05/09/00	Bolloré